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                       CONSENT OF INDEPENDENT ACCOUNTANTS







We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 67 to the registration statement on Form N-1A (Securities Act File No. 2-17226 and Investment Company Act File No. 811-994) of our report dated February 12, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 annual report to shareholders of The Burnham Fund, Inc., which are also incorporated by reference into the registration statement.

We also consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants" in the statement of additional information.





                                                PricewaterhouseCoopers LLP




New York, New York
February 16, 1999

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